UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	33-0502730
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525
Houston, Texas 77079
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)
Common Stock, no par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.       ☐

Securities Act registration statement file number to which this form relates: n/a  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

 (Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the registrant’s common stock, no par value per share, is incorporated by reference to the description of such securities contained in the registrant’s Rule 424(b) prospectus (Commission File No. 333-139039), filed on December 18, 2006, under the caption, “Description of Securities”.

Item 2.  Exhibits.

Exhibits.

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc., Exhibit 3.1 to Form SB-2/A filed on July 7, 2005 (SEC File No. 333-122816) and incorporated by reference herein.

Exhibit 3.2	Amended and Restated Bylaws of BPZ Energy, Inc., Exhibit 3.2 to Form SB-2 filed onOctober 18, 1996 (SEC File Number 333-14497) and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: January 10, 2007	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	VP Finance and Chief Accounting Officer (Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc., Exhibit 3.1 to Form SB-2/A filed on July 7, 2005 (SEC File No. 333-122816) and incorporated by reference herein.

Exhibit 3.2	Amended and Restated Bylaws of BPZ Energy, Inc., Exhibit 3.2 to Form SB-2 filed on October 18, 1996 (SEC File Number 333-14497) and incorporated by reference herein.